Exhibit 10.24

Drug Procurement Contract

Contract No.
Demanding Party：Xi’an Qinba Pharmaceuticals Co., Ltd.（demand party）

Supplying Party：Xi’an Tianyi Biotechnology Co., Ltd.(supply party）

Date of Excecution：December 26, 2007

The parties communicated and engage into this contract about the listed drugs in the appendix based on the principle of cooperation and equality.

I. supplying method:

1.demand party send orders to supply in form of order notification, supply party shall supply such drugs as the orders required.
2.supply party send confirmation letter back to demand party after received the orders，if encounter any difficulties, supply party should let demand party know immediately or will be seemed as default.
3.demand party has the right to adjust the quality standard and amount in accordance with drug quality and amount that supply party have supplied, supply party has the obligation to cooperate with it.
4.to ensure the drug amount, supply party shall provide 1-3% consumable supplies for free and other patch up materials.

II. quality requirement of drug:

1.supply party supply drugs that demand party notified and shall not change and standard of the drug or manufacturing place without demand party’s confirmation.
2.supply party shall strictly obey the standards required by demand party, if any changes, the parties shall communicate to settle.
3.supply party guarantee that all drugs supplied have met the state relevant standards and standards of the industry.

III. quality assurance:

1.supply party shall guarantee that all drugs provided are met with the requirements of demand party, if any changes of ore materials, supply party shall have demand party’s confirmation.
2.supply party shall setup effective quality control system to satisfy demand party’s requirement，demand party has the right to check and supervise.
3.supply party shall examine by itself before supply，items to be examined should not be less than standards and regulations made by demand party, attached with written record.
4.if demand party made any suggestions or quality requirement，supply party has to settle，if not，demand party has the right to terminate to cooperate with supply party.

IV. package requirement：
supply party has to pack drugs as demand party’s requirement，and make notes of permission no., drug name, material, type, specification, color, amount, suitable vehicles, long trip delivery, damp proof, shock proof, dust proof info on the package.

V. delivery place and transportation, terminal fee：

1.delivery place：demand party appointed place
2. transportation, terminal fee：supply party pay

VI. price and payment：

1.the parties shall continue to improve and lower costs and price through higher effectiveness and quality to benefit customers, endeavour to maintain the tendency and analyze the price once a year.
2.supply party’s offer price contain mould, after demand party’s purchase of certain amount the price should be lowered automatically.
3.the parties agree that obey the approved price under conditions regulated within the contract.
4.payment term：within 60 days after demand party’s received drugs，account days will be after supply party had delivered the drugs and since demand party’s receiving the invoice provided by supply party（invoice date would be the signed date ).

VII. delivery and acceptance：

1.supply party has to deliver the drugs as demand party’s requirement to certain places appointed by demand party in time, attaching a delivery list and self examine report or certificate（provide report from the 3rd party if needed）to let demand party check. The delivery list shall have written order no. and drug material info (production no., drug name, material, specification, color, amount and so on).
2.demand party shall check the drugs by standards engaged and make judgment that whether the drugs are qualified.
3. if not qualified , demand party shall inform supply party immediately，supply party，if dissent exist, shall issue for reexamination in written form, or it will be seemed as acceptance.
4.though checked and accepted，if not qualified products were checked out during demand party’s usage，supply party shall take responsibilities，and cooperate timely to solve and make up to satisfy demand party’s manufacturing
5.demand party’s check will not make supply party’s responsibilities exempted.

VIII. Liability for breach of contract of supply party:

1. Where supply party cannot deliver goods, it shall pay party A  % of the part payment which can’t be delivered(standard components, general drugs is 3-5%, non-standard components, and special components is 10-30%), and it shall also pay demand party the loss incurred.
2. for drugs delivered by supply party, if the drug variety, types, specification, color are not in accordance with contract terms, if demand party agrees to use, then the price shall be set according to the quality; if demand party can’t use, then according to the specific status, supply party is responsible for choosing , repair, or exchange, supply party shall undertake the the fees incurred; if it is urgent choose, repair for use, then supply party shall organize to choose, repair immediately or demand party directly organize to choose and repair, then supply party shall undertake expenses incurred(labor cost: 10 Yuan/hour.person); if supply party can’t repair or exchange, then it shall be dealt as non-delivery.
3. Drug package is not in accordance with regulations, it must be repair or re-packed, supply party shall be responsible for repair or re-package, and undertake the costs; while demand party doesn’t need repair or re-package and asks for compensation, supply party shall pay the amount equal to the value of lower part of unqualified packages than qualified ones, for goods destroy and loss due to unqualified package, supply party shall bear the compensation.
4. For supply party’s delay delivery, supply party shall contact demand party in advance, and explain the reason and solving method, and implement it after it obtains demand party’s approval, and shall pay demand party penalty fees for delay delivery, penalty fees shall be calculated in accordance with the corresponding loan interest rate stipulated by the People’s Bank of China, supply party shall pay the compensation for the loss caused to demand party.
5. For the drugs delivered in advance, drugs delivered excessively, and drugs type, varieties, specifications, color are not in accordance with the regulations, for the keeping and maintenance expenses paid by party A instead, and the loss not due to improper keeping, supply party shall be responsible for the fees. If supply party deliveries the goods in advance, after demand party receives goods, the payment may be settled within the delivery time specified in the contract, if the contract states goods shall be delivered by itself, then demand party may reject to deliver the goods in advance.
6. choosing, repair or exchange of goods due to unqualified drug materials, and it causes demand party to stop manufacturing to wait for materials, demand party has right to fine according to the severity, for each working day, al least 1000 Yuan may be fined, if it delays demand party to deliver goods, and then demand party may resort to air transportation, or the clients of demand party claim for compensation for delay delivery, then the fees shall be paid by supply party.
7. if the clients of demand party make complain and it is caused by the quality problems of drug materials provided by supply party, for the loss incurred to demand party, then demand party shall check and calculate tangible damages (expenses, claims) and intangible damages (company reputation), it shall notice in written form, after supply party clarifies quality problem and deduct from payment for goods, if supply party holds different opinion towards quality problem, it may submit for quality evaluation in Administration of Quality an Technology Supervision which locates in signing place.

IX. Liability for breach of contract of demand party:

Where demand party can’t pay supply party within the payment period, it shall communicate with supply party to explain reason and solving method; after it obtains supply party’s approval and pay penalty fees, penalty fees shall be calculated in accordance with the corresponding loan interest rate stipulated by the People’s Bank of China.

X. Confidentiality terms

1.	Without the permits from both parties, the content in this contract shall not be disclosed or publicized to the third party.
2.
Without the approval of demand party, the documents, specifications, technical documents, moulds and samples which supply party obtains from demand party, supply party shall not transfer, publicize, disclose, or be utilized to third party.

3.
Supply party is forbidden to transfer  documents, technical documents, moulds and samples supplied by demand party to the third party for processing, manufacturing drugs for sale, supply party shall be responsible for all the consequences incurred.

4.	This term keeps valid after this contract expires.

XI. Termination of contract

1.	If supply party has the following items, demand party may terminate this contract immediately without any notice:
A.	Behaviors and facts which breach the terms in this contract;
B.	During the supply period, supply party can’t meet the amount and quality standard;
C.	Operation are stopped by government, or punished or qualifications are Stopped canceled;
2.
Once the contract is terminated, after supply party receives demand party’s notice, supply party shall return the moulds, documents, technical documents supplied by demand party, and shall pay all the debts.

3.	for the losses of demand party due to breach of contract terms, demand party has right to require supply party to compensate the loss.

XII. Settlement of disputes

Disputes arising from this contract shall be settled through both parties’ negotiations, if it can’t be settled through negotiations, they can sue for court located in the signing place.

XIII. Contract validity

This contract takes effect since the seals of both parties. This contract is in duplicate, each party holds one.
Contract validity: from January 1, 2008 to December 31, 2010
In light of long-term cooperation and stability of both parties, within 3 months before this contract expires, if one party wants to extend contract validity, after the other party’s approval, then the contract validity may be extended.

XIV. The appendixes are the indispensable parts of this contract, and with the same legal effects.

For other terms not mentioned, they should be solved by negotiation of both parties as supplementary contracts and with the same legal effects.

Demand party (seal):	Supply party (seal):
Company name: Xi’an Qinba Pharmaceuticals Co., Ltd.	Company name: Xi’an Tianyi Biotechnology Co., Ltd.

Authorized Representative(signature)： /s/ Zhang Lin Zhang Lin	Authorized Representative(signature)： /s/ Huang Wenxiong Huang Wenxiong

Date：December 24, 2007	Date：December 24, 2007

Drug Purchaing Contract（Attachment）
Purchase List

Vendee：	Xi'an Qinba Pharmaceutical Co., Ltd.
Vendor：	Xi'an Tianyi Biotech Co., Ltd.

CN	Name	Unit	Price	Amount
01074	Gardenia Powder	kg	9.7640	6500	Atmost/Year
01190	Poppy Shell	kg	31.4950	24700	Atmost/Year
01064	Honeysuckle	kg	18.5113	22100	Atmost/Year
01132	Herba Artemisiae Capillaris	kg	3.7784	39000	Atmost/Year
01147	Coix Seed(Fry)	kg	3.7818	1300	Atmost/Year
01118	Promethazine Hydrochloride	kg	113.3360	520	Atmost/Year
01035	Prcaine Hydrochloride	kg	4.6820	1040	Atmost/Year
01108	Fumitory	kg	6.5000	18850	Atmost/Year
01034	Nicotinic Acid	kg	203.4220	6500	Atmost/Year
01019	Wuguteng	kg	4.3690	357500	Atmost/Year
01174	Lepidium Seed	kg	3.7613	117000	Atmost/Year
01187	Scammony Resin	kg	16.7800	780	Atmost/Year
01008	Dendrobe	kg	30.1308	845	Atmost/Year
01007	Belamcanda Chinensis	kg	29.5000	845	Atmost/Year
01073	Shaanqing Tea	kg	4.2700	94900	Atmost/Year
01146	Hawthorn	kg	6.0000	1300	Atmost/Year
01130	Yam	kg	6.0000	1300	Atmost/Year
01015	Cortex Mori Radicis	kg	6.2433	5200	Atmost/Year
01080	Calculus Bovis Factitious	kg	71.8640	65	Atmost/Year
01126	Gordon Euryale Seed	kg	6.8000	1300	Atmost/Year
01071	Radix Peucedani	kg	9.5600	2340	Atmost/Year
01004	Groundsel	kg	6.4320	7800	Atmost/Year
01016	Folium Eriobotryae	kg	2.7882	62400	Atmost/Year
01022	Seed of Boat-Fruited Sterculia	kg	20.8783	845	Atmost/Year
01111	Norfloxacin	kg	63.5997	3380	Atmost/Year
01053	Ethylparaben	kg	61.7526	299	Atmost/Year
01020	Semen Oroxyli	kg	13.1818	520	Atmost/Year
01009	Orchid	kg	3.7903	3900	Atmost/Year
01129	Malt	kg	1.6400	975	Atmost/Year
01011	Ophiopogon Root	kg	19.8700	7800	Atmost/Year
01188	Aloe/Scammony Resin Mixture	kg	3.5000	1950	Atmost/Year
01189	Aloe	kg	3.5000	2275	Atmost/Year
01127	Lotus Seed	kg	5.6000	1300	Atmost/Year
01065	Forsythis	kg	8.6040	53300	Atmost/Year
01023	Balloon Flower	kg	9.9114	67145	Atmost/Year
01184	Egg White	kg	5.5600	1170	Atmost/Year
01006	Giant Knotweed	kg	1.8214	162500	Atmost/Year
01076	Cuttlebone	kg	1.3200	35100	Atmost/Year
01128	Trichosanthes	kg	4.6018	195000	Atmost/Year
01032	Mannite	kg	17.6576	221	Atmost/Year
01043	Liquorice Extract	kg	2.6206	20150	Atmost/Year
01030	Liquorice	kg	4.6720	154700	Atmost/Year
01175	Tuckahoe	kg	4.6580	157300	Atmost/Year
01066	Radix Sileris	kg	9.7345	53950	Atmost/Year
01021	Rehmanniae	kg	6.3223	520	Atmost/Year
01069	Dangshen	kg	1.5200	7150	Atmost/Year
01162	Isosorbide Mononitrate	kg	1,040.0000	130	Atmost/Year
01005	Creat	kg	30.2400	7150	Atmost/Year
01176	Orange Tincture Extract	kg	3.7204	5200	Atmost/Year
01075	Dried Orange Peel	kg	2.6333	130000	Atmost/Year
01003	Menthol	kg	170.7270	130	Atmost/Year
01145	Glehnia Root	kg	3.7800	1300	Atmost/Year
01232	Isatis Root	kg	3.5000	312000	Atmost/Year
01177	Compound Isatis Root Finemeal	kg	31.1000	78000	Atmost/Year
01018	Radix Stemonae	kg	10.5132	11180	Atmost/Year
01078	Atractylis ovata	kg	16.0000	19825	Atmost/Year
01077	Paeonia Lactiflora	kg	2.8630	28600	Atmost/Year
01017	Radix Cynanchi	kg	10.6250	5525	Atmost/Year
01144	White Lablab Seed	kg	2.7758	3575	Atmost/Year
01185	Stevia Rebaudianum Indican	kg	13.7800	117	Atmost/Year
01211	Xiao'aiping Extract	kg	3.4993	3640	Atmost/Year
01199	Yinhua Ganmao Keli Qingao	kg	10.0000	1560	Atmost/Year
01197	Compound Tracheitis Extract Powder	kg	10.0000	4680	Atmost/Year
01198	Qinghuozhimaipian Qingao	kg	10.0000	2340	Atmost/Year
01214	Orthocoll	kg	21.6539	3250	Atmost/Year
01161	Clindamycin Phosphate	kg	513.3950	3900	Atmost/Year
01160	Azithromycin	kg	526.0804	1300	Atmost/Year
01231	Ethyl Acetate	kg	3.8462	61100	Atmost/Year
01225	Persimmon Leaf	kg	2.1368	35750	Atmost/Year
01221	Elecampane	kg	4.7788	54600	Atmost/Year
01224	Gentian	kg	26.3717	32500	Atmost/Year
01223	Rhubarb	kg	4.4250	29900	Atmost/Year
01220	Tuber Pinellia	kg	46.0177	37700	Atmost/Year